UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of matters to a vote of Security Holders

The Annual Meeting of stockholders of PrimeEnergy Corporation (the “Company”) was held on May 2, 2013. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2013. There were 2,501,138 shares of the Company outstanding and entitled to vote at the Annual Meeting. There were 1,978,966 shares of the Company present in person or by proxy at the meeting. The final results of the stockholder votes are listed below.

Proposal No. 1 – Election of Directors

Seven persons were nominated by management for election as Directors of the Company, each for a term of one year. All such persons were currently serving as Directors of the Company. There were no other persons serving as Directors and there was no Director whose term of office continued after the meeting. There were no other nominees and there was no solicitation in opposition to management’s nominees. All of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee is as follows. There were no abstentions and 463,005 broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,946,090	32,876
Charles E. Drimal, Jr.	1,965,343	13,623
Matthias Eckenstein	1,973,756	5,210
H. Gifford Fong	1,973,605	5,361
Thomas S.T. Gimbel	1,973,500	5,466
Clint Hurt	1,923,411	55,555
Jan Smeets	1,954,868	24,098

Proposal No. 2 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The stockholders approved the proposal regarding the compensation of the named executive officers as disclosed in the Proxy Statement, as follows:

For	1,966,889
Against	9,458
Abstain	2,619
Broker non-votes	463,005

Proposal No. 3 – An advisory, non-binding proposal with regard to the frequency that stockholders will vote on the Company’s executive compensation

Total votes in favor of one year	125,682
Total votes in favor of two years	3,100
Total votes in favor of three years	1,848,366
Abstain	1,698
Uncast	120
Broker non-votes	463,005

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 6, 2013	PrimeEnergy Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President